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                                                                    Exhibit 10.1

                         MAX & ERMA'S RESTAURANTS, INC.

                             INDEPENDENT CONTRACTOR
                              CONSULTING AGREEMENT

      THIS AGREEMENT (the "Agreement") is made by and between Max & Erma's Restaurants, Inc., an Ohio corporation with its principal offices located at 4849 Evanswood Drive, Columbus, Ohio 43229 (the "Company"), and Bonnie Brannigan residing 7112 Timberview Drive, Dublin, Ohio 43017 ("Consultant").

                                    RECITALS

      A. Company owns, operates and franchises Max & Erma's casual theme restaurants (the "Company's Business").

      B. Consultant has been employed by the Company since 1996 as its Vice President of Marketing and Strategic Planning and has submitted her resignation as an officer and employee of the Company and any of its subsidiaries effective July 25, 2005, and thereafter intends to be self employed as a business consultant in the areas of marketing, strategic planning and corporate communications.

      C. Company wishes to retain certain consulting services of Consultant on the terms described below, and Consultant has agreed to provide such services.

                                    AGREEMENT

      In consideration of the foregoing, and of their mutual promises contained herein, the parties agree as follows:

      1. ENGAGEMENT; SCOPE OF SERVICES. Company hereby engages Consultant to assist Company in its marketing, strategic planning and intranet development as may be determined from time to time by Company's President and Chief Executive Officer (the "Services"), and Consultant agrees to render the Services under the terms and conditions set forth in this Agreement.

      2. METHOD AND TIME OF PERFORMING THE SERVICES. Consultant shall exercise her best efforts to perform the Services, and shall determine the method, details, and means of performing the Services.

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      3. CONSULTING FEE AND EXPENSES.

            (a) Company shall pay Consultant a consulting fee at an hourly rate of $125.00 for the Services, which will be invoiced to Company within 10 days after the conclusion of each month of the contract term.

            (b) During the first six months of this Agreement, Company will request that Consultant expend, and the Consultant agrees to expend, at least 260 hours rendering the Services, on such dates and times as the Company reasonably requests, and Company will incur a liability to Consultant for at least $32,500.00 during the six-month period this Agreement remains in effect from July 25, 2005 through January 25, 2006.

            (c) Company will reimburse Consultant for direct, reasonable and necessary out-of-pocket expenses incurred in the performance of this Agreement (such as out of town travel expenses, long distance telephone charges, copy expenses, etc.), upon receipt of an invoice from Consultant and, if requested, supporting documentation therefore; provided, however, that any expense item exceeding $500 shall require pre-approval by Company.

      4. SERVICES NOT EXCLUSIVE; LIMITATIONS ON SERVICES TO OTHERS. Company acknowledges that Consultant intends to and may seek engagement by other clients for consulting services, including services in the areas of marketing, strategic planning and intranet development, during the Term (as defined below) of this Agreement. However, Consultant agrees that during the Term of this Agreement, Consultant shall not, directly or indirectly, in any capacity, for the benefit of herself or any other party, provide services similar to the Services rendered or to be rendered to Company hereunder to any competitive restaurant business as defined in Exhibit A hereto without the express prior written consent of the Company.

      5. NO CONFLICT WITH OTHER AGREEMENTS. Consultant represents and warrants to Company that the execution, delivery and performance by Consultant of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, any agreement or instrument to which Consultant is a party or by which she is bound or any other legally enforceable duty of Consultant to any former employer other than Company or person or entity for whom she has previously provided consulting or employment services.

      6. TERM AND TERMINATION; SURVIVAL.

            (a) The initial term of this Agreement shall commence on the date it is signed, which shall not be before July 25, 2005 (the "Effective Date"). This Agreement shall terminate on the earliest of the following: (i) death or disability of Consultant, rendering Consultant unable to perform her duties under this Agreement; (ii) termination of this Agreement by Company by reason of the breach thereof by Consultant; or (iii) January 25, 2006 (the "Term"). After December 31, 2005, this Agreement shall automatically continue unless and until either party gives at least fourteen (14) days advance written notice of termination or Company gives written notice of breach of this Agreement by Consultant.

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            (b) The agreements set forth in paragraphs 3, 8, 10, 11, 12, and 16 of this Agreement shall survive termination of this Agreement.

      7. INDEPENDENT CONTRACTOR. The parties acknowledge and agree that Consultant is an independent contractor with full rights to govern her own conduct and agree that the Consultant shall have no authority to bind Company in any respect whatsoever. Consultant is not an employee, partner or joint venturer of Company. Consultant shall not be treated as an employee of Company for federal or state tax purposes, unemployment or disability benefits, or for any other withholding tax or insurance purposes. Consultant shall pay, when and as due, any and all taxes and related assessments incurred as a result of payments by Company to Consultant hereunder, including estimated taxes. Company shall have no obligation to compensate Consultant or provide Consultant with benefits in respect of sickness or accident, whether or not resulting from the performance by Consultant of the obligations under this Agreement; retirement or pension; or any other benefits provided by Company to any of its employees. Consultant shall indemnify and hold harmless Company from and against all assessments, claims, liabilities, costs, expenses, and damages that Company may suffer or incur with respect to any of the foregoing matters.

      8. RELEASE OF CLAIMS. In exchange for engaging Consultant as a consultant to Company hereunder and the promise to pay the fees provided in this Agreement, and other valuable consideration expressed in this Agreement, the adequacy of which Consultant expressly acknowledges, Consultant hereby releases and forever discharges Company, and all of its affiliates, parent corporations, subsidiaries, divisions, predecessors, successors, and assigns, and all of their respective directors, officers, agents and employees, personally and in their representative and official capacities, from any and all local, state and federal lawsuits, claims, remedies, damages, demands, discrimination suits or charges, costs and attorneys fees, and any causes of action of whatever type or nature, whether legal or equitable, whether known, unknown or unforeseen and existing as of July 25, 2005. The rights, liabilities, claims and actions released, waived and extinguished here by Consultant, and with respect to which Consultant covenants not to sue, shall include but not be limited to those arising or which might arise under Title VII of the Civil Rights Act of 1964; any and all claims under the Civil Rights Act of 1866; any and all claims under the Americans With Disabilities Act of 1990; any and all claims under the Age Discrimination in Employment Act, as amended, including the Older Workers Benefit Protection Act of 1990; any and all claims under Family Medical Leave Act of 1993; any and all claims under the Employment Retirement Income Security Act; any and all claims for attorneys fees; any and all contract, tort or common law claims, included but not limited to, any and all claims for compensation or bonuses under any of Company's compensation plans; and any and all claims under any federal, state or local statute or ordinance or under any federal, state or local common law.

      9. TIME PERIOD TO CONSIDER AGREEMENT AND TO REVOKE AGREEMENT; CONSULTATION WITH COUNSEL. This Agreement was given to Consultant on July 14, 2005 to review, with the agreement that Consultant have up to 21 days within which to consider and sign the Agreement but in no event would the Agreement be signed by Consultant before July

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25, 2005. CONSULTANT AND COMPANY AGREE AND ACKNOWLEDGE THAT CONSULTANT HAS BEEN
ADVISED BY THIS WRITING THAT SHE HAS BEEN GIVEN UP TO TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THE TERMS OF THIS AGREEMENT, THAT SHE WAS ADVISED TO CONSULT WITH LEGAL COUNSEL PRIOR TO SIGNING THIS AGREEMENT, AND THAT SHE HAS THE RIGHT TO REVOKE THIS AGREEMENT, BY DELIVERING A WRITTEN REVOCATION NOTICE TO COMPANY, FOR A PERIOD NOT TO EXCEED SEVEN DAYS AFTER THE DATE ON WHICH SHE SIGNED THE AGREEMENT. Consultant and Company further agree that they have had the opportunity to discuss the terms of this Agreement with their respective attorneys, that this Agreement is written in a manner that they both understand, and that they have fully reviewed with their attorneys the legal claims and rights that are being released and the obligations of each party under this Agreement. Consultant and Company further acknowledge that they fully and completely understand and accept the terms of this Agreement and enter into it freely, voluntarily, and of their own free will.

      10. NON-COMPETITION. Consultant will not during the term of this
Agreement:

            (a) engage or participate, directly or indirectly, either as principal, agent, employer, employee, consultant, stockholder (except as the holder of not more than two percent (2%) of the stock of any publicly traded corporation), or in any other individual or representative capacity whatsoever, in the operation, management or ownership of any business, firm, corporation, association, or other entity engaged in any competitive restaurant business as defined in Exhibit A hereto without the express prior written consent of the Company;

            (b) for herself or in conjunction with or on behalf of any other individual or entity, solicit, divert, take away or endeavor to take away from Company any employee of Company who was an employee of Company at any time during the term of this Agreement.

      11. CONFIDENTIAL INFORMATION; ASSIGNMENT OF INVENTIONS.

            (a) As used herein, the term "Confidential Information" includes, but is not limited to, all information and materials belonging to, used by, or in the possession of Company (i) which have been disclosed or made known to, or has come into the possession of Consultant as a consequence of or through Consultant's relationship with Company before or after the date hereof, (ii) which are related to Company's customers, potential customers, suppliers, distributors, business strategies or policies, operating practices, operating manuals, recipes, financial or sales results, sales and management techniques, marketing plans, strategic plans, research or development, reports, records, software, systems, source or object code, software documentation or instruction or user manuals, and (iii) which have not generally been made available to the general public by Company pursuant to a specific authorization in the ordinary course of business by Company of the release of such information to the general public or otherwise published and released by Company to the general public. Notwithstanding the foregoing, Consultant may release Confidential Information if (1) required by law, (2) necessary to establish a lawful claim or defense against Company, (3) necessary to establish a lawful claim or defense against a person or entity other than Company, but only with the permission, which shall not be unreasonably withheld, of Company, or (4) necessary to respond to process or appropriate governmental inquiry, but in each case of items (1) to (4) hereof, only with prompt

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and reasonable prior notice to Company to enable Company to seek appropriate protective orders or otherwise protect the Confidential Information.

            (b) Consultant agrees:

                  (i) that Consultant will promptly disclose and grant and does hereby grant to Company its entire right, title and interest in and to all customer lists, discoveries, developments, plans, designs, improvements, inventions, formulae, software, documentation, processes, techniques, know-how, patents, trade secrets and trademarks, copyrights and all other data conceived, developed or acquired by her during the term of this Agreement, whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by Consultant, either alone or jointly with others, that result from or are conceived during the performance of tasks assigned to Consultant by Company or result from use of property, equipment, or premises owned, leased or contracted for by Company ("Inventions"). Consultant agrees to execute and deliver, from time to time, such documents as may be necessary or convenient to effectuate the transfer of such Confidential Information to Company and shall cooperate with and assist Company in every proper way (at the expense of Company) in obtaining and from time to time enforcing patents, copyrights, trade secrets, other proprietary rights and protections relating to Inventions in any and all countries;

                  (ii) that Consultant will during the term of this Agreement and thereafter safeguard all Confidential Information and, except as specifically permitted below, Consultant will never disclose or use for any purpose or benefit (other than for the purpose or benefit of Company) any Confidential Information;

                  (iii) that, except in connection with the ordinary course of Company's business, Consultant will not, either during the term of this Agreement or thereafter directly or indirectly, disclose, disseminate or otherwise make known or provide any Confidential Information, whether in original form or in duplicated or copied form or extracts therefrom, and whether orally or in writing, to any individual, partnership, company or other entity, unless Company has given its prior written consent thereto;

                  (iv) that, except in connection with the ordinary course of the performance of the Services, Consultant will not, either during the term of this Agreement or thereafter, remove any Confidential Information from the premises of Company either in original form or in duplicated or copied form or extracts therefrom; and that upon termination of this Agreement, Consultant will immediately surrender to Company, without request, all Confidential Information, whether in original or duplicated or copied form or extracts therefrom.

      12. ASSIGNMENT. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of Company. Neither this Agreement nor the rights or duties hereunder may be assigned or delegated by Consultant without the prior written consent of Company.

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      13. MODIFICATION; WAIVER. This Agreement cannot be amended, changed, modified, or discharged except by an agreement in writing signed by both Company and Consultant. The failure by a party to insist upon strict performance of any terms and provisions of this Agreement will not be deemed a waiver of any subsequent default in the terms or provisions of this Agreement.

      14. SEVERABILITY. The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision of this Agreement.

      15. GOVERNING LAW. This Agreement and the performance of this Agreement shall be governed by the laws of the State of Ohio without reference to its conflict of laws rules.

      16. NOTICES. All notices, consents, waivers or communications which are required or permitted under this Agreement shall be sufficient if given in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

      If to Company:                           If to Consultant:

      MAX & ERMA'S RESTAURANTS, INC.           BONNIE BRANNIGAN
      P.O. Box 297830                          7112 Timberview Drive
      4849 Evanswood Drive                     Dublin, Ohio 43017
      Columbus, Ohio 43229                     Ph: (614) ____________
      Ph: (614) 291-5300                       Fax: (614) ___________
      Fax: (614) 291-0959

All such notices shall be deemed to have been given on the date delivered or mailed in the manner provided above.

      17. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties on the subject matter, and no representations, inducement, promises, or agreements, oral or otherwise, between the parties, not embodied herein shall have any force or effect.

      18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute but one instrument, which may be sufficiently evidenced by any counterpart.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the date last written below.

CONSULTANT:                                  COMPANY:
                                             MAX & ERMA'S RESTAURANTS, INC.

/s/ Bonnie Brannigan                         By: /s/ Todd B. Barnum
--------------------------------------           -------------------------------
Bonnie Brannigan                                 Todd B. Barnum, Chairman,
                                                 Chief Executive Officer and
                                                 President

Date Signed: July 25, 2005                   Date Signed: July 25, 2005

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                                    Exhibit A

                 DEFINITION OF COMPETITIVE RESTAURANT BUSINESSES

Each of the restaurants listed below is recognized by the parties to be an "American Casual Theme Restaurant" as defined in this Agreement, is competitive to Max & Erma's Restaurants, and is illustrative of the definition of a restaurant business which is competitive with the business of Max & Erma's Restaurants, but not by way of limitation (the "Competitive Restaurant Businesses"). There are other common and some well known restaurants that unquestionably fit the definition of "American Casual Theme Restaurant" that are not included in this list because of oversight or lack of knowledge. The lack of inclusion of such restaurants in no way affects their relevance, importance, or legal standing in this Agreement as Competitive Restaurant Businesses. The list below is intended to act as an aid to categorize other restaurants that should be included in the list of Competitive Restaurant Businesses, as well as to clearly state that those restaurants listed below are specifically deemed competitive with the business of Max & Erma's Restaurants.

"American Casual Theme Restaurant" shall include, but not be limited to the following:

All Star Cafe               Damon's                 Montana's
American Bandstand          Fado                    Mountain Jack's
Applebee's                  Fatburger               Ninety-Nine Restaurant & Pub
Atria's                     Fox and Hound           O'Charley's
Bennigan's                  Fuddrucker's            Pizzeria Uno
Bill Bateman's Bistro       Garfield's              Planet Hollywood
Black-Eyed Pea              Grindstone Charlie's    Rainforest Cafe
Boston's                    Ground Round            Red Robin
Boulevard Grille            Hamburger Hamlet        Rocky's
Champp's Americana          Hard Rock Cafe          Ruby Tuesday's
Cheddar's                   Harrigan's              Rusty Bucket
Cheers                      Houlihan's              Smokey Bones
Cheeseburger in Paradise    Lucky 32                TGI Friday's
Chili's                     Johnny Rockets          T.K. Tipp's
Cladaugh's                  Kelsey's                Ted's Montana Grill
Coco's                      McGuffy's               Tony Roma's
Cooker                      Mick's                  Trio
Dalt's                      Midtown Sundries        Village Tavern
                            Mi Mi's Cafe            Yo's Yo's/Yahoo's